Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 11, 2020, by and among MRI Interventions, Inc., a Delaware corporation with headquarters located at 5 Musick, Irvine, California 92618 (the “Company”), each investor identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and Petrichor Opportunities Fund I LP, as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

A.       The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B.       Each First Closing Investor, severally and not jointly, wishes to purchase, and the Company wishes to issue to each First Closing Investor, upon the terms and conditions stated in this Agreement, at the First Closing, one or more floating rate secured convertible notes of the Company in the form attached hereto as Exhibit A-1 (collectively, the “First Closing Notes” and each, individually, a “First Closing Note”) in the aggregate principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, which First Closing Notes shall be convertible on the terms stated therein into shares of common stock, $0.01 par value, of the Company (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the First Closing Notes and, to the extent issued and sold hereunder at the Second Closing or Third Closing, any Second Closing Notes and Third Closing Notes issued hereunder, including, without limitation, upon conversion or otherwise, collectively, the “Note Shares”).

C.       In the event that the Company and such Second Closing Investor agrees on such future issuance, on the terms set forth herein, the Company may, at the Second Closing, issue and sell to each Second Closing Investor additional floating rate secured convertible notes of the Company in the form attached hereto as Exhibit A-2 (collectively, the “Second Closing Notes” and each, individually, a “Second Closing Note”) in the aggregate principal amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors.

D.       In the event that the Company and such Third Closing Investor agrees on such future issuance, on the terms set forth herein, the Company may, at the Third Closing, issue and sell to the each Third Closing Investor additional floating rate secured convertible notes of the Company in the form attached hereto as Exhibit A-3 (collectively, the “Third Closing Notes” and each, individually, a “Third Closing Note”; the First Closing Notes, together with any Second Closing Notes and Third Closing Notes issued hereunder, collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount set forth across from such Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors.

D.       The First Closing Notes, any Second Closing Notes and Third Closing Notes issued hereunder, and the Note Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

Article I
DEFINITIONS

1.1             Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Closing Date” means (i) with respect to the First Closing, the First Closing Date, (ii) with respect to the Second Closing, the Second Closing Date, and (iii) with respect to the Third Closing, the Third Closing Date.

“Applicable Second Closing Notes” has the meaning set forth in Section 2.1(b)(iii).

“Applicable Third Closing Notes” has the meaning set forth in Section 2.1(c)(iii).

“BHCA” has the meaning set forth in Section 3.1(jj).

“Board” means the board of directors of the Company.

“Board Observer Agreement” has the meaning set forth in Section 2.2(a)(iv).

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning set forth in Section 6.1(a).

“Closing” means each of the First Closing, Second Closing and Third Closing, as applicable.

“Collateral” means all property (whether real or personal and whether tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including Collateral as defined in the Security Agreement.

“Collateral Agent” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Bass, Berry & Sims PLC.

“Demand Notice” has the meaning set forth in Section 7.1(a).

“Demand Receipt Notice” has the meaning set forth in Section 7.1(a).

“Demand Registration Statement” has the meaning set forth in Section 7.1(a).

“Domestic Subsidiary” means any Subsidiary of the Company that is incorporated, organized or formed under the laws of the United States, any State of the United States or the District of Columbia.

“Effectiveness Date” means, with respect to a Demand Registration Statement required to be filed hereunder, the seventy-fifth (75th) calendar day following receipt by the Company of the Demand Notice (or, in the event of a “full review” by the SEC, the one hundredth (100th) calendar day following such date) and with respect to any additional Registration Statements which may be required pursuant to Section 7.1(e), the 45th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the SEC, the seventieth (70th) calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the SEC that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” has the meaning set forth in Section 7.1(a).

“Election Notice” has the meaning set forth in Section 7.1(a).

“Event” has the meaning set forth in Section 7.1(h).

“Event Date” has the meaning set forth in Section 7.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement; provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Exercising Second Closing Investor” has the meaning set forth in Section 2.1(b)(iii).

“Exercising Third Closing Investor” has the meaning set forth in Section 2.1(c)(iii).

“Existing Indebtedness” means the amounts due under the Company’s outstanding Junior Secured Promissory Notes Due 2020, as amended by that certain Omnibus Amendment dated April 5, 2011, as further amended by that certain Second Omnibus Amendment dated October 14, 2011, and as further amended by that certain Third Omnibus Amendment dated March 25, 2014, and as further amended by the Fourth Omnibus Amendment on or prior to the First Closing Date.

“Federal Reserve” has the meaning set forth in Section 3.1(jj).

“Filing Date” means, with respect to a Demand Registration Statement required hereunder the thirtieth (30th) calendar day following the receipt by the Company of the Demand Notice; provided that if such Filing Date falls on a day that is not a Trading Day, then the Filing Date shall be the next succeeding Trading Day, and, with respect to any additional Registration Statements which may be required pursuant to Section 7.1(e), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“First Closing” means the closing of the purchase and sale of the First Closing Notes pursuant to Section 2.1(a).

“First Closing Access Fee” has the meaning set forth in Section 4.9(a).

“First Closing Date” means the first (1st) Trading Day after the date on which this Agreement has been executed and delivered by all parties hereto, unless on such date the conditions set forth in Sections 2.2 and 5.1 (other than those to be satisfied at the First Closing) shall not have been satisfied or waived in writing, in which case the First Closing Date shall be on the first (1st) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.2 and 5.1 (other than those to be satisfied at the First Closing) shall have been satisfied or waived.

“First Closing Investor” means each Investor set forth under the heading “First Closing Investors” on the Schedule of Investors.

“First Closing Notes” has the meaning set forth in the Recitals.

“Fourth Omnibus Amendment” means, collectively, (x) that certain Fourth Omnibus Amendment to be entered into by the Company and the Required Holders (as defined in the Existing Indebtedness) on or prior to the First Closing Date, and (y) that certain Fourth Amendment to Junior Security Agreement to be entered into by the Company (with the consent of the Required Holders (as defined in the Existing Indebtedness)) and Landmark Community Bank, as collateral agent in respect of the Existing Indebtedness, on or prior to the First Closing Date.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Guaranty Agreement” has the meaning set forth in Section 2.2(a)(ii).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of any Registrable Securities or any other securities (including the Notes) that are convertible into, or exercisable or exchangeable for, any Registrable Securities.

“Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes (including the Existing Indebtedness, the First Closing Notes, the Second Closing Notes and the Third Closing Notes), bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement, which are required under generally accepted accounting principles to be presented as liabilities, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

“Indemnified Damages” has the meaning set forth in Section 6.1(a).

“Indemnified Party” has the meaning set forth in Section 6.1(b).

“Indemnified Person” has the meaning set forth in Section 6.1(a).

“Intercreditor Agreement” has the meaning set forth in Section 2.2(b)(iii).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, security interest, pledge, encumbrance, right of first refusal, preemptive right or other restriction.

“Major Investor” means (a) at all times from and after the date hereof until the consummation of the First Closing, each of the Investors, and (b) from and after the consummation of the First Closing, each of (x) until the later of (i) the Trading Day after the Subsequent Closing Deadline and (ii) the date on which PTC and its Affiliates shall cease to hold Notes in an aggregate principal amount equal to at least 10% of the aggregate principal amount of all Notes originally issued to PTC and its Affiliates hereunder on or prior to such date, PTC, and (y) until the later of (i) the Trading Day after the Subsequent Closing Deadline and (ii) the date on which Petrichor and its Affiliates shall cease to hold Notes in an aggregate principal amount equal to at least 10% of the aggregate principal amount of all Notes originally issued to Petrichor and its Affiliates hereunder on or prior to such date, Petrichor.

“Material Adverse Effect” means any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, liabilities, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s authority or ability to perform its obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis, or (iv) a material adverse effect on the rights or remedies of the Investors or the Collateral Agent under any Transaction Document; provided, that, any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (x) effects caused by changes or circumstances affecting general market or other conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates (provided, that such effects are not borne to a materially disproportionate degree by the Company compared to other companies operating in the same industry as the Company); (y) effects resulting from or relating to the announcement or disclosure of the sale of the Notes or other transactions contemplated by the Transaction Documents; or (z) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action required by this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Maximum Subsequent Closing Amount” means $15,000,000.

“Minimum Repayment Amount” means an amount of Existing Indebtedness equal to the minimum amount of Existing Indebtedness that would be required to be repaid on the First Closing Date such that the aggregate remaining outstanding amount of such Existing Indebtedness, after giving effect to such repayment, together with all other Indebtedness of the Company and its Subsidiaries not otherwise constituting “Permitted Indebtedness” (as defined in the Notes) under clause (i), (ii) or (iii) of the definition of “Permitted Indebtedness” (as defined in the Notes) outstanding on the First Closing Date, does not exceed $600,000.

“Money Laundering Laws” has the meaning set forth in Section 3.1(kk).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Note Shares” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.8.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Participation Maximum” has the meaning set forth in Section 7.6(a).

“Permits” has the meaning set forth in Section 3.1(s).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Petrichor” means Petrichor Opportunities Fund I LP.

“Pre-Notice” has the meaning set forth in Section 7.6(a).

“Press Release” has the meaning set forth in Section 4.3.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“PTC” means PTC Therapeutics, Inc.

“Registrable Amount” shall mean a number of shares of Common Stock equal to one percent (1%) of the outstanding Common Stock.

“Registrable Securities” means, as of any date of determination, (a) the Note Shares, (b) any securities issued or issuable to any Investor in accordance with a Subsequent Financing or otherwise after the date hereof, or (c) any securities issued or then issuable to any Investor upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) if (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by an Investor in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold by an Investor in accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Investors (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Article VII and any other registration statement covering any Registrable Securities, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Required Approvals” has the meaning set forth in Section 3.1(p).

“Required Holders” means, as of any date, all of the Major Investors as of such date; provided, that, in the event that, as of any date, there shall exist no Major Investors, then the term “Required Holders” shall mean all of the Investors.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of Note Shares upon conversion of all of the Notes (including the First Closing Notes, Second Closing Notes and Third Closing Notes) issuable pursuant to this Agreement in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of Nasdaq, such stockholder approval is no longer required for the Company to settle all conversions of all of the Notes (including the First Closing Notes, Second Closing Notes and Third Closing Notes) issuable pursuant to this Agreement by delivering Note Shares in respect thereof without limitation or restriction under the applicable listing standards of Nasdaq.

“Requisite Stockholder Approval Deadline” means June 30, 2020.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Schedule of Investors” means the list of Investors attached hereto as Annex A.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Second Closing” means the closing of the purchase and sale of the Second Closing Notes pursuant to Section 2.1(b).

“Second Closing Date” has the meaning set forth in Section 2.1(b)(ii).

“Second Closing Election Notice” has the meaning set forth in Section 2.1(b)(iii).

“Second Closing Investor” means each Investor set forth under the heading “Second Closing Investors” on the Schedule of Investors.

“Second Closing Notes” has the meaning set forth in the Recitals.

“Second Closing Request” has the meaning set forth in Section 2.1(b)(ii).

“Securities Act” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in Section 2.2(a)(iii).

“Security Documents” means, collectively, the Security Agreement and any other security agreement, collateral access agreement, landlord waiver, account control agreement or other agreement or instrument pursuant to or in connection with which the Company or any of the Subsidiary Guarantors grants or perfects a security interest to the Collateral Agent for the benefit of the Investors.

“Subsequent Access Fee” has the meaning set forth in Section 4.9(b).

“Subsequent Closing Deadline” means January 11, 2022.

“Subsequent Financing” has the meaning set forth in Section 7.6(a).

“Subsequent Financing Notice” has the meaning set forth in Section 7.6(a).

“Subsidiary” means any Person (including any Person formed or acquired after the date hereof) in which the Company, directly or indirectly, (i) owns or controls more than 50% of the outstanding capital stock or any equity or similar interest of such Person, (ii) owns or controls more than 50% of any class or classes of capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such Person, or (iii) controls or operates all or any part of the business, operations or administration of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that is, or that becomes, (i) a party to the Guaranty Agreement as a “Subsidiary Guarantor” thereunder, and (ii) a party to the Security Agreement as a “Grantor” thereunder.

“Termination Date” has the meaning set forth in Section 9.1(a)(ii).

“Third Closing” means the closing of the purchase and sale of the Third Closing Notes pursuant to Section 2.1(c).

“Third Closing Date” has the meaning set forth in Section 2.1(c)(ii).

“Third Closing Election Notice” has the meaning set forth in Section 2.1(c)(iii).

“Third Closing Investor” means each Investor set forth under the heading “Third Closing Investors” on the Schedule of Investors.

“Third Closing Notes” has the meaning set forth in the Recitals.

“Third Closing Request” has the meaning set forth in Section 2.1(c)(ii).

“Total Purchase Price” means, with respect to any Investor, the aggregate price paid by such Investor hereunder for all Notes purchased by such Investor at one or more Closings hereunder.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCBB, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, the Security Documents, the Guaranty Agreement, the Board Observer Agreement, and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent for the benefit of the Investors pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Violations” has the meaning set forth in Section 6.1(a).

Article II
PURCHASE AND SALE

2.1             Closings.

(a)              First Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each First Closing Investor, and each First Closing Investor shall, severally and not jointly, purchase from the Company, First Closing Notes in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the First Closing shall be 10:00 a.m. (New York time), on the First Closing Date. The First Closing shall take place at the offices of the Company Counsel, or at such other location as the parties determine. The First Closing may take place by delivery of the items to be delivered at the First Closing by facsimile or other electronic transmission.

(b)             Second Closing.

(i)               The Company shall have the right, but not the obligation, to request that the Second Closing Investors agree to purchase $5,000,000 in aggregate principal amount of Second Closing Notes at any time on or prior to the Subsequent Closing Deadline in accordance with this Section 2.1(b).

(ii)             In the event that the Company desires to request that the Second Closing Investors purchase the Second Closing Notes pursuant to this Section 2.1(b), the Company shall deliver each Second Closing Investor written notice of such request (a “Second Closing Request”) on or prior to the date that is fifteen (15) Business Days prior to the Subsequent Closing Deadline, which Second Closing Request shall (x) set forth the Company’s irrevocable offer to sell the Second Closing Notes to the Second Closing Investors in accordance with this Section 2.1(b), and (y) specify the closing date for such sale of Second Closing Notes hereunder (the “Second Closing Date”), which Second Closing Date (A) shall not be earlier than the fifteenth (15th) Business Day following the delivery of the Second Closing Election Notice to the Company, and (B) shall not be later than the Subsequent Closing Deadline.

(iii)           In the event that the Company shall timely deliver a Second Closing Request to the Second Closing Investors in accordance with the foregoing, each Second Closing Investor shall have the right, but not the obligation, to purchase all, but not less than all, of Second Closing Notes in principal amount equal to the amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors (with respect to any particular Second Closing Investor, such Second Closing Notes are herein referred to as such Second Closing Investor’s “Applicable Second Closing Notes”). In the event that any Second Closing Investor desires to purchase such Second Closing Investor’s Applicable Second Closing Notes, such Second Closing Investor must deliver written notice to the Company of its election to purchase such Second Closing Investor’s Applicable Second Closing Notes hereunder (a “Second Closing Election Notice”) no later than five (5) Business Days after the Company’s request and in no event later than ten (10) Business Days prior to the Subsequent Closing Deadline, which Second Closing Election Notice shall specify that such Second Closing Investor is exercising its right under this Section 2.1(b) to purchase such Second Closing Investor’s Applicable Second Closing Notes (any Second Closing Investor that shall so deliver a Second Closing Election Notice to the Company in accordance with the foregoing is herein referred to as an “Exercising Second Closing Investor”).

(iv)            Upon an Exercising Second Closing Investor’s delivery of a Second Closing Election Notice to the Company pursuant to clause (iii) above, the Company shall become irrevocably obligated to issue, sell and deliver to such Exercising Second Closing Investor such

Exercising Second Closing Investor’s Second Closing Notes on the Second Closing Date on the terms and conditions set forth herein.

(v)             For the avoidance of doubt, unless and until a Second Closing Investor delivers a Second Closing Election Notice to the Company in accordance with the foregoing, such Second Closing Investor shall have no obligation hereunder to purchase any or all of such Second Closing Investor’s Second Closing Notes hereunder.

(vi)            Solely in the event that one or more Exercising Second Closing Investors shall have delivered a Second Closing Election Notice to the Company in accordance with the foregoing pursuant to which each such Exercising Second Closing Investor shall have elected to purchase such Exercising Second Closing Investor’s Second Closing Notes on the Second Closing Date, subject to the terms and conditions set forth in this Agreement, at the Second Closing, the Company shall issue and sell to each such Exercising Second Closing Investor, and each such Exercising Second Closing Investor shall, severally and not jointly, purchase from the Company, each such Exercising Second Closing Investor’s Second Closing Notes in the principal amount set forth across from each such Exercising Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the Second Closing shall be 10:00 a.m. (New York time) on the Second Closing Date. The Second Closing shall take place at the offices of the Company Counsel, or at such other location as the parties determine. The Second Closing may take place by delivery of the items to be delivered at the Second Closing by facsimile or other electronic transmission.

(c)              Third Closing.

(i)               The Company shall have the right, but not the obligation, to request that the Third Closing Investors agree to purchase $10,000,000 in aggregate principal amount of Third Closing Notes prior to the Subsequent Closing Deadline in accordance with this Section 2.1(c).

(ii)             In the event that the Company desires to request that the Third Closing Investors purchase the Third Closing Notes pursuant to this Section 2.1(c), the Company shall deliver each Third Closing Investor written notice of such request (a “Third Closing Request”) after the Second Closing but on or prior to the date that is fifteen (15) Business Days prior to the Subsequent Closing Deadline, which Third Closing Request shall (x) set forth the Company’s irrevocable offer to sell the Third Closing Notes to the Third Closing Investors in accordance with this Section 2.1(c), and (y) specify the closing date for such sale of Third Closing Notes hereunder (the “Third Closing Date”), which Third Closing Date (A) shall not be earlier than the fifteenth (15th) Business Day following the delivery of the Third Closing Election Notice to the Company, and (B) shall not be later than the Subsequent Closing Deadline.

(iii)           In the event that the Company shall timely deliver a Third Closing Request to the Third Closing Investors in accordance with the foregoing, each Third Closing Investor shall have the right, but not the obligation, to purchase all, but not less than all, of Third Closing Notes in principal amount equal to the amount set forth across from such Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors (with respect to any particular Third Closing Investor, such Third Closing Notes are herein referred to as such Third Closing Investor’s “Applicable Third Closing Notes”). In the event that any Third Closing Investor desires to purchase such Third Closing Investor’s Applicable Third Closing Notes, such Third Closing Investor must deliver written notice to the Company of its election to purchase such Third Closing Investor’s Applicable Third Closing Notes hereunder (a “Third Closing Election Notice”) no later than five (5) Business Days after the Company’s request and in no event later than five (5) Business Days prior to the Subsequent Closing Deadline, which Third Closing Election Notice shall specify that such Third Closing

Investor is exercising its right under this Section 2.1(b) to purchase such Third Closing Investor’s Applicable Third Closing Notes (any Third Closing Investor that shall so deliver a Third Closing Election Notice to the Company in accordance with the foregoing is herein referred to as an “Exercising Third Closing Investor”).

(iv)            Upon an Exercising Third Closing Investor’s delivery of a Third Closing Election Notice to the Company pursuant to clause (iii) above, the Company shall become irrevocably obligated to issue, sell and deliver to such Exercising Third Closing Investor such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date on the terms and conditions set forth herein.

(v)             For the avoidance of doubt, unless and until a Third Closing Investor delivers a Third Closing Election Notice to the Company in accordance with the foregoing, such Third Closing Investor shall have no obligation hereunder to purchase any or all of such Third Closing Investor’s Third Closing Notes hereunder.

(vi)            Solely in the event that one or more Exercising Third Closing Investors shall have delivered a Third Closing Election Notice to the Company in accordance with the foregoing pursuant to which each such Exercising Third Closing Investor shall have elected to purchase such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date, subject to the terms and conditions set forth in this Agreement, at the Third Closing, the Company shall issue and sell to each such Exercising Third Closing Investor, and each such Exercising Third Closing Investor shall, severally and not jointly, purchase from the Company, each such Exercising Third Closing Investor’s Third Closing Notes in the principal amount set forth across from each such Exercising Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the Third Closing shall be 10:00 a.m. (New York time) on the Third Closing Date. The Third Closing shall take place at the offices of the Company Counsel, or at such other location as the parties determine. The Third Closing may take place by delivery of the items to be delivered at the Third Closing by facsimile or other electronic transmission.

2.2             First Closing Deliverables.

(a)              At the First Closing, the Company shall:

(i)               deliver or cause to be delivered to each First Closing Investor a duly executed Note in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors;

(ii)             deliver or cause to be delivered to each First Closing Investor a duly executed Guaranty Agreement in the form attached hereto as Exhibit B (the “Guaranty Agreement”), executed by each of the Domestic Subsidiaries, if any, of the Company;

(iii)           deliver or cause to be delivered to each First Closing Investor a duly executed Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), executed by the Company and each of the Domestic Subsidiaries, if any, of the Company;

(iv)            deliver or cause to be delivered to Petrichor a duly executed Board Observer Agreement in the form attached hereto as Exhibit D (the “Board Observer Agreement”), executed by the Company;

(v)             pay to Petrichor the First Closing Access Fee in accordance with Section 4.9(a); and

(vi)            promptly upon receipt of the aggregate purchase price for the First Closing Notes set forth in Section 2.2(b)(i) from the First Closing Investors, pay to the holders of the Existing Indebtedness the amounts necessary to repay at least the Minimum Repayment Amount of the Existing Indebtedness owed to such holders by check or wire transfer of immediately available funds to the account or accounts designated by such holders of Existing Indebtedness.

(b)             At the First Closing, the First Closing Investors (as applicable) shall deliver or cause to be delivered to the Company the following:

(i)               the aggregate purchase price for the First Closing Notes purchased by such First Closing Investor hereunder, as set forth across from such First Closing Investor’s name under the heading “Aggregate First Closing Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such First Closing Investor by the Company for such purpose;

(ii)             an executed Board Observer Agreement, executed by the individual designated by Petrichor to serve as a board observer thereunder; and

(iii)           a duly executed intercreditor or similar agreement in form and substance acceptable to the Investors (the “Intercreditor Agreement”).

2.3             Second Closing Deliverables. Solely in the event that one or more Exercising Second Closing Investors shall have delivered a Second Closing Election Notice to the Company in accordance with Section 2.1(b) pursuant to which each such Exercising Second Closing Investor shall have elected to purchase each such Exercising Second Closing Investor’s Second Closing Notes on the Second Closing Date, at the Second Closing:

(a)              the Company shall deliver or cause to be delivered to each Exercising Second Closing Investor a duly executed Second Closing Note in the principal amount set forth across from such Exercising Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors; and

(b)             each Exercising Second Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Second Closing Notes purchased by such Exercising Second Closing Investor hereunder, as set forth across from such Exercising Second Closing Investor’s name under the heading “Aggregate Second Closing Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Exercising Second Closing Investor by the Company for such purpose.

2.4             Third Closing Deliverables. Solely in the event that one or more Exercising Third Closing Investors shall have delivered a Third Closing Election Notice to the Company in accordance with Section 2.1(c) pursuant to which each such Exercising Third Closing Investor shall have elected to purchase each such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date, at the Third Closing:

(a)              the Company shall deliver or cause to be delivered to each Exercising Third Closing Investor a duly executed Third Closing Note in the principal amount set forth across from such Exercising Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors; and

(b)             each Exercising Third Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Third Closing Notes purchased by such Exercising Third Closing Investor hereunder, as set forth across from such Exercising Third Closing Investor’s name under the heading “Aggregate Third Closing Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Exercising Third Closing Investor by the Company for such purpose.

Article III
REPRESENTATIONS AND WARRANTIES

3.1             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, as of the date hereof and as the date of each Closing, as follows:

(a)              Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (other than restrictions on transfer arising under applicable securities laws), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company does not own an equity or other ownership interest in any Person other than the Subsidiaries.

(b)             Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted seeking to revoke, limit or curtail such power or authority or qualification.

(c)              Authorization; Enforcement. The Company and each of its Domestic Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder and, in the case of the Company, to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company and each of its Domestic Subsidiaries of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, in the case of the Company, the issuance of the Notes and the reservation for issuance and issuance of the Note Shares, have been duly authorized by all necessary action on the part of the Company and each such Domestic Subsidiary, and (other than the filing with the SEC of one or more Registration Statements in accordance with Section 4.7, any filings as may be required by state securities agencies, and any filings required pursuant to the Security Documents) no further consent, filing, authorization or action is required from or with any United States federal or state regulatory authority or governmental body or any Trading Market by the Company or any Domestic Subsidiary. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and each of its Domestic Subsidiaries and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company and each such Domestic Subsidiary enforceable against the Company and each such Domestic Subsidiary in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification provisions contained herein may be limited by applicable law.

(d)             No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and performance by the Company and each of its Domestic Subsidiaries of the Transaction Documents to which it is a party, the consummation by the Company and each of its Domestic Subsidiaries of the transactions contemplated hereby and thereby, and, in the case of the Company, the issuance and sale of the Notes and the reservation for issuance and issuance of the Note Shares do not, and will not, (i) conflict with or violate any provision of the Company’s or any Domestic Subsidiary’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including any Material Contract), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii) above, to the extent that such conflict, default, termination, amendment, acceleration, cancellation right or violation would not have or reasonably be expected to result in a Material Adverse Effect. The Company is not in violation of the listing requirements of the Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Trading Market.

(e)              Valid Issuance. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and, except as set forth on Schedule 3.1(e), free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders. Upon issuance or conversion in accordance with the Notes, the Note Shares, when issued, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f)              Capitalization. As of December 31, 2019, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company and each of its Subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company or such Subsidiary, as applicable) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock of the Company and of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company or such Subsidiary. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the date hereof and as of each Applicable Closing Date. The issuance and sale of the Securities (including the Note Shares) and the transactions contemplated by the Transaction Documents will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. As of the First Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Note Shares issuable upon conversion of the First Closing Notes based on the initial Conversion Price (as defined in the Notes) of $6.00. As of each Closing occurring after the First Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Note Shares issuable upon conversion of all Notes then outstanding (including the Notes issued at such Closing) based on the then effective Conversion Price (as defined in the Notes).

(g)             SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports.

(h)             Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding pending, or, to the Company’s knowledge, threatened, before or by any court, public board, government agency, self-regulatory organization or body that adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or that would, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has within the past ten years been the subject of any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, within the past ten years there has not been, and there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or executive officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)               Compliance. Except as would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement (including any Material Contract) or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) neither the Company nor any Subsidiary is in violation of any law, statute, rule or regulation of any governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected.

(j)               Title to Assets. Neither the Company nor any Subsidiary owns real property. The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or are reasonably likely to result in a Material Adverse Effect or which do not materially affect the value and do not materially interfere with the use of such property by the Company. Any real property and facilities held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in compliance in all material respects.

(k)             Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except for matters described in the SEC Documents, or matters which would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any violation or infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or Proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other violation or infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)               Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(m)            Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)             Sarbanes-Oxley Act; Disclosure Controls. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act).

(o)             Indebtedness. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, or (ii) is in violation of any term of and is not in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

(p)             Filings, Consents and Approvals. Except as set forth on Schedule 3(p), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or any of its Subsidiaries of the Transaction Documents (including the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Note Shares and the listing of the Note Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(q)             Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2019, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect. Since December 31, 2019, except as specifically disclosed in an SEC Report filed subsequent to such date and prior to the date hereof: (i) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, and (v) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions contemplated by the Transaction Documents, including the issuance of the Securities, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company on a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(r)              Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such

Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any restrictive covenant in favor of any third party. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)              Consents and Permits. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries has made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary for the ownership or lease of its respective properties or to conduct its businesses as described in the SEC Reports (collectively, “Permits”), except for such Permits for which the failure to possess, obtain or make would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(t)               Regulatory Filings. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect.

(u)             Environmental Laws. Except as set forth in the SEC Reports, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Reports; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, there is no pending investigation or investigation threatened that could reasonably be expected to lead to such a claim.

(v)             Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), which would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

(w)            Certain Fees. Except as set forth on Schedule 3.1(w), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(w) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such fees or claims.

(x)             Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors pursuant to the terms of this Agreement. The issuance and sale of the Notes hereunder does not, and, subject to the receipt of the Requisite Stockholder Approval, in the case of the Note Shares, when issued, will not, contravene the rules and regulations of the Trading Market, which, for the avoidance of doubt, as of the date hereof, is the Nasdaq Capital Market.

(y)             Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)              Registration Rights. Other than (i) as disclosed in the SEC Reports and (ii) as set forth in this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa)           Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(bb)          No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in in Section 3.2 and their compliance with their agreements contained in this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(cc)           Solvency. Based on the consolidated financial condition of the Company as of the First Closing Date and any Applicable Closing Date occurring after the First Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder on such Applicable Closing Date: (i) the fair saleable value of the Company’s assets as a going concern exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the First Closing Date or within one year from any Applicable Closing Date occurring after the First Closing Date.

(dd)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(ee)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered, and may offer, the Securities for sale only to the Investors and other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ff)            Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(gg)          Accountants. Cherry Bekaert LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, is and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(hh)          Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions.

(ii)             U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investors’ request.

(jj)             Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)          Money Laundering. The operations of the Company and its Subsidiaries are and, to the Company’s knowledge, have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ll)             Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144) of the Company or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(mm)       Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Investors have been asked by the Company to agree, nor has any Investor agreed with the Company, to refrain from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Investor may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Investors may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(nn)          Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in connection with the transactions contemplated by the Transaction Documents, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company.

(oo)          Ranking of Notes. Except as set forth on Schedule 3.1(oo), no Indebtedness of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(pp)          Security Interest in Collateral. The provisions of this Agreement and the other Transaction Documents create legal, valid and enforceable Liens on, and security interests in, all of the Company’s and each of the Subsidiary Guarantor’s right, title and interest in and to all the Collateral in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Investors, and upon (x) the making of the filings, recordings and other similar actions specified in the Security Documents, and (y) the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Secured Obligations (as defined in the Security Agreement), enforceable against the Company, the Subsidiary Guarantors and all third parties, and, except as set forth on Schedule 3.1(pp), having priority over all other Liens on the Collateral.

(qq)          Existing Indebtedness. Prior to the First Closing Date and unless the Existing Indebtedness can be repaid within one (1) Business Day following the First Closing Date, the Company shall deliver to each Investor true and correct copies of the Fourth Omnibus Amendment, which Fourth Omnibus Amendment shall be effective to (i) cause all of the Notes issuable pursuant to this Agreement to be designated and treated as “Senior Debt” pursuant to the terms of the Existing Indebtedness and the Security Agreement (as defined in the Existing Indebtedness), and (ii) cause all of the holders of the Notes issuable pursuant to this Agreement to be designated and treated as a “Senior Lender” pursuant to the terms of the Existing Indebtedness (as defined in the Existing Indebtedness).

3.2             Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)              Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Notes hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions contained herein may be limited by applicable law.

(b)             No Public Sale or Distribution. Such Investor is acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

(c)              Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(d)             Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Securities, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)              Access to Information. Such Investor acknowledges that it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor has been afforded the opportunity to ask questions of the Company and receive answers from representatives of the Company concerning the Company and the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein or in any other Transaction Document.

(f)              No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)             Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such

Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(h)             Residency. Such Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.

(i)               Transfer or Resale. Such Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act, any U.S. state securities laws or the laws of any foreign country or other jurisdiction, and may not be offered for sale, sold, assigned or transferred other than pursuant to Section 4.1; and (ii) except as set forth in Sections 7.1 through 7.5, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(j)               Legends. Such Investor understands that each of the certificates representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend as set forth in Section 4.1(b), which shall only be removed as set forth in Section 4.1(d).

Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1             Transfer Restrictions.

(a)              The Investors covenant that the Securities will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of a seller representation letter) that the Securities may be sold pursuant to such rule) or Rule 144A (as promulgated under the Securities Act), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor; provided further that such transfer does not involve a “sale” within the meaning of Section 2(a)(3) of the Securities Act; and provided, further that such Affiliate does not request any removal of any existing legends on any certificate evidencing such Securities.

(b)             The Investors agree to the imprinting, until no longer required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES [for Notes, insert: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY

APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

(c)              The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, that an opinion of legal counsel to the Company may be required by the Transfer Agent in connection with any such transfer. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of such Securities, including, (i) the opinion of legal counsel to the Company, if required by the Transfer Agent, as described above and (ii) if the Securities are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders.

(d)             Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144 or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC. The Company, at its expense, shall cause Company Counsel to issue any legal opinion to the Transfer Agent in connection with any sale or transfer pursuant to Rule 144 in compliance with this Section 4.1(d). The Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (x) a legended certificate representing the applicable Securities and any necessary instruments of transfer and (y) evidence reasonably satisfactory to the Company and its counsel of the occurrence of any of (i) through (iii) above (including any applicable investor and broker representation letters and the delivery of any legal opinion referred to therein, as applicable), deliver or cause to be delivered to such Investor (or a transferee of such Investor, as applicable) a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that expand the restrictions on transfer set forth in this Section 4.1(d).

4.2             Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes to repay at least the Minimum Repayment Amount of the Existing Indebtedness, fund product commercialization, to fund internal research and development, for general corporate purposes and to pay the fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall not use such proceeds (x) in violation of FCPA or OFAC regulations, (y) to make any dividend or distribution in respect of, or to repurchase or redeem, any shares of its capital stock or (z) in connection with the settlement of any litigation.

4.3             Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m. (New York time), on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”), the contents of which shall be subject to prior review and reasonable approval of the Investors, disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the form of Notes. Without the prior written consent of an Investor, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market; provided, however, that without such Investor’s consent, the Company may publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement or (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.4             Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.5             Non-Public Information. Except with respect to (i) the material terms and conditions of the transactions contemplated by the Transaction Documents and (ii) information provided to the Observer or any member of the Board appointed by PTC, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information from and after the filing of the Press Release, unless prior thereto such Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6             Blue Sky. The Company, on or before each Applicable Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Investors at such Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Applicable Closing Date and shall provide copies to any Investor who so requests.

4.7             Furnishing of Information. In order to enable the Investors to sell the Securities under Rule 144 of the Securities Act, for a period of two years from each Applicable Closing Date, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such two year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Note Shares under Rule 144.

4.8             Board Observer. For so long as Petrichor or any of its Affiliates holds any Securities, the Company shall allow one (1) non-voting representative designated by Petrichor (such representative, the “Observer”) to attend, in the capacity of an observer and not a member, all meetings the Board. The Company shall give the Observer prior written notice of all meetings of the Board on the terms and conditions set forth in the Board Observer Agreement.

4.9             Access Fees.

(a)              On the First Closing Date, the Company shall pay to Petrichor, for its own account, an access fee (the “First Closing Access Fee”) in an aggregate amount equal to $300,000, in U.S. dollars and in immediately available funds, which First Closing Access Fee shall be payable to Petrichor by wire transfer to the account designated in writing to the Company by Petrichor for such purpose.

(b)             On the first anniversary of the First Closing Date occurring prior to the Subsequent Closing Deadline, the Company shall pay to Petrichor, for its own account, an access fee (each a “Subsequent Access Fee”) in an aggregate amount, in U.S. dollars and in immediately available funds, equal to the product of (x) two (2.00%) percent, times (y) the difference of (i) the Maximum Subsequent Closing Amount, minus (ii) the aggregate principal amount of all Second Closing Notes and Third Closing Notes actually issued and sold by the Company to the Investors pursuant to Sections 2.1(b) and 2.1(c) by wire transfer to the account designated in writing to the Company by Petrichor for such purpose; provided, however, that in no event shall the Subsequent Access Fee exceed $300,000.

4.10          Drawing of Second Closing Notes and Third Closing Notes. Notwithstanding anything to the contrary set forth herein or in any of the Notes, from the date hereof until the earlier of (i) the date on which the aggregate principal amount of all Second Closing Notes and Third Closing Notes actually issued and sold by the Company to the Investors pursuant to Sections 2.1(b) and 2.1(c) shall equal the Maximum Subsequent Closing Amount, and (ii) the Trading Day after the Subsequent Closing Deadline, neither the Company nor any of its Subsidiaries shall incur Indebtedness other than Indebtedness in respect of the Notes issued hereunder.

4.11          Nasdaq Consent; Requisite Stockholder Approval. The Company shall take all actions necessary to obtain, and shall use its best efforts to obtain, the Requisite Stockholder Approval on or prior to the Requisite Stockholder Approval Deadline. Each Investor agrees with the Company (but not with each other) that it shall vote or cause to be voted any shares of Common Stock over which it has voting power as of the record date of the Company’s 2020 annual meeting of stockholders in favor of the Requisite Stockholder Approval.

4.12          Waiver of Preemptive Rights. For the avoidance of doubt, PTC hereby waives any and all preemptive, participation or other rights PTC may have under Section 4.13 of that certain Securities Purchase Agreement, dated as of May 9, 2019, between PTC and the Company, with respect to any Second Closing Notes or Third Closing Notes from time to time issued and sold pursuant to this Agreement.

Article V
CONDITIONS To Closings

5.1             Conditions Precedent to the First Closing.

(a)              Conditions Precedent to the Obligations of the First Closing Investors(b)             . The obligation of each First Closing Investor to purchase the First Closing Notes at the First Closing is subject to the satisfaction, unless waived in writing by such First Closing Investor, at or before the First Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. The Company and each Subsidiary Guarantor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

(iii)           Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the First Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(iv)            No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the First Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the First Closing Notes at the First Closing. The Company shall have filed with Nasdaq a “Notification Form: Listing of Additional Shares” and supporting documentation, if required, related to the all of the Securities and Nasdaq shall have not raised any objection with respect thereto that has not been withdrawn.

(v)             Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the First Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

(vi)            Transaction Documents. The Company and each Subsidiary Guarantor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the First Closing Investors.

(vii)          No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(viii)        Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(ix)            Legal Opinion. Company Counsel shall have delivered to the First Closing Investors a legal opinion of Company Counsel, addressed to the First Closing Investors, in form and substance mutually agreed upon by the parties hereto.

(x)             Officer’s Certificate. The Company shall have delivered to the First Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.1(a)(i), 5.1(a)(ii), 5.1(a)(viii) and 5.1(a)(xvi).

(xi)            Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the First Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the First Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the First Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the First Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the First Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.

(xii)          Collateral Items.

(A)            In accordance with the terms of the Security Documents, the Company and each of the Subsidiary Guarantors shall have (1) delivered to the Collateral Agent (i) original certificates (a) representing each Subsidiaries’ shares of capital stock to the extent such Subsidiary is a corporation or otherwise has certificated equity and (b) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) authorized the Collateral Agent and the First Closing Investors to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the First Closing Investors, desirable to perfect the security interests purported to be created by each Security Document.

(B)            Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to the First Closing Investors, upon the First Closing Investors’ request (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of the Subsidiary Guarantors and which are filed in such office or offices as may be necessary or, in the opinion of the First Closing Investors, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the First Closing Investors, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the First Closing Investors, shall not show any such Liens; and (B) a perfection certificate, duly completed and executed by the Company and each of the

Subsidiary Guarantors, in form and substance satisfactory to the First Closing Investors (the “Perfection Certificate”).

(C)            Each document (including any UCC financing statement) required by the Security Documents or reasonably requested by the First Closing Investors to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Investors, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(xiii)        Interim Compliance. From the date hereof through the First Closing Date, neither the Company nor any of its Subsidiaries shall have engaged in any transaction or action or permitted to exist any condition or circumstance (including, without limitation, the incurrence or suffering to exist of any Indebtedness or Liens) that would have constituted a breach or violation of any of the covenants set forth in Section 13 of the First Closing Notes (determined as though such covenants been effective commencing on the date hereof through the Frist Closing Date), and the Company shall have delivered to the First Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the condition set forth in this clause (xiii).

(xiv)         Minimum Repayment Amount. The Company shall have delivered to the First Closing Investors a certificate executed by a duly authorized officer of the Company certifying that (i) immediately following the consummation of the First Closing, the Company shall apply a portion of the net proceeds from the sale of the First Closing Notes to repay at least the Minimum Repayment Amount of the Existing Indebtedness on the First Closing Date and (ii) after giving effect to the repayment of Existing Indebtedness on the First Closing Date, the Company will be in compliance with the covenant set forth in Section 13.1 of the First Closing Notes.

(xv)          Ability to Repay the Minimum Repayment Amount. The Company shall have provided evidence to the First Closing Investors of the Company’s ability to apply a portion of the net proceeds from the sale of the First Closing Notes to repay at least the Minimum Repayment Amount of the Existing Indebtedness on the First Closing Date and the First Closing Investors shall be satisfied, in their sole discretion, with such evidence.

(xvi)         Fourth Omnibus Amendment. The Company shall have delivered to each Investor true and correct copies of the Fourth Omnibus Amendment, and such Fourth Omnibus Amendment shall be in form and substance acceptable to each such Investor. Since the date of this Agreement, the Company shall have not effected any amendment or modification to the Existing Indebtedness other than the Fourth Omnibus Amendment. As of the date of the First Closing, (i) all of the Notes issuable pursuant to this Agreement are designated and treated as “Senior Debt” pursuant to the terms of the Existing Indebtedness and the Security Agreement (as defined in the Existing Indebtedness), and (ii) all of the holders of the Notes issuable pursuant to this Agreement are designated and treated as a “Senior Lender” pursuant to the terms of the Existing Indebtedness (as defined in the Existing Indebtedness).

(xvii)       First Closing Access Fee. The Company shall have paid and delivered the First Closing Access Fee to Petrichor in accordance with Section 4.9(a).

(xviii)     Other Agreements. Solely with respect to any Investor other than PTC, all agreements and instruments entered into between the Company or any of its affiliates, on one hand, and PTC or any of its affiliates, on the other hand, following the date hereof shall be in form and substance reasonably acceptable to such Investor.

(xix)         General. The Company and the Subsidiary Guarantors shall have delivered to such First Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

(b)             Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the First Closing Notes at the First Closing is subject to the satisfaction or waiver by the Company, at or before the First Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the First Closing.

(iii)           Deliverables. The Investors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(b).

5.2             Conditions Precedent to the Second Closing.

(a)              Conditions Precedent to the Obligations of the Second Closing Investors. The obligation of each Exercising Second Closing Investor to purchase such Exercising Second Closing Investor’s Second Closing Notes at the Second Closing is subject to the satisfaction, unless waived in writing by such Exercising Second Closing Investor, at or before the Second Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Second Closing Date with the same effect as though made on and as of the Second Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. The Company and each Subsidiary Guarantor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Second Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

(iii)           Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(iv)            No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Second Closing Notes at the Second Closing.

(v)             Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Second Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

(vi)            No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(vii)          Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(viii)        Legal Opinion. Company Counsel shall have delivered to the Exercising Second Closing Investors a legal opinion of Company Counsel, addressed to the Exercising Second Closing Investors, in form and substance reasonable satisfactory to the Exercising Second Closing Investors.

(ix)            Officer’s Certificate. The Company shall have delivered to the Exercising Second Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.2(a)(i), 5.2(a)(ii), 5.2(a)(vii) and 5.2(a)(xii).

(x)             Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Exercising Second Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Second Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Second Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Second Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Second Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.

(xi)            Second Closing Election Notice. Such Exercising Second Closing Investor shall have delivered a Second Closing Election Notice to the Company in accordance with Section 2.1(b) pursuant to which such Exercising Second Closing Investor shall have elected to purchase such Exercising Second Closing Investor’s Second Closing Notes on the Second Closing Date.

(xii)          Fourth Omnibus Amendment. The Company shall have not effected any amendment or modification to the Existing Indebtedness following the Fourth Omnibus Amendment. As of the date of the Second Closing, (i) all of the Notes issuable pursuant to this Agreement are designated and treated as “Senior Debt” pursuant to the terms of the Existing Indebtedness and the Security Agreement (as defined in the Existing Indebtedness), and (ii) all of the holders of the Notes issuable pursuant to this Agreement are designated and treated as a “Senior Lender” pursuant to the terms of the Existing Indebtedness (as defined in the Existing Indebtedness).

(xiii)        General. The Company and the Subsidiary Guarantors shall have delivered to such Exercising Second Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Exercising Second Closing Investor or its counsel may reasonably request.

(b)             Conditions Precedent to the Obligations of the Company(c)              . The obligation of the Company to sell the Second Closing Notes to an Exercising Second Closing Investor at the Second Closing is subject to the satisfaction or waiver by the Company, at or before the Second Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of such Exercising Second Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Second Closing Date with the same effect as though made on and as of the Second Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. Such Exercising Second Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Second Closing.

(iii)           Deliverables. Such Exercising Second Closing Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. Such Exercising Second Closing Investor shall have delivered to the Company those items required by Section 2.3(b).

5.3             Conditions Precedent to the Third Closing.

(a)              Conditions Precedent to the Obligations of the Third Closing Investors. The obligation of each Exercising Third Closing Investor to purchase such Exercising Third Closing Investor’s Third Closing Notes at the Third Closing is subject to the satisfaction, unless waived in writing by such Exercising Third Closing Investor, at or before the Third Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Third Closing Date with the same effect as though made on and as of the Third Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. The Company and each Subsidiary shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Third Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

(iii)           Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Third Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(iv)            No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Third Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Third Closing Notes at the Third Closing.

(v)             Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Third Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

(vi)            No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(vii)          Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(viii)        Legal Opinion. Company Counsel shall have delivered to the Exercising Third Closing Investors a legal opinion of Company Counsel, addressed to the Exercising Third Closing Investors, in form and substance reasonable satisfactory to the Exercising Third Closing Investors.

(ix)            Officer’s Certificate. The Company shall have delivered to the Exercising Third Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.3(a)(i), 5.3(a)(ii), 5.3(a)(vii) and 5.3(a)(xii).

(x)             Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Exercising Third Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Third Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Third Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Third Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Third Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.

(xi)            Third Closing Election Notice. Such Exercising Third Closing Investor shall have delivered a Third Closing Election Notice to the Company in accordance with Section 2.1(c) pursuant to which such Exercising Third Closing Investor shall have elected to purchase such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date.

(xii)          Fourth Omnibus Amendment. The Company shall have not effected any amendment or modification to the Existing Indebtedness following the Fourth Omnibus Amendment. As of the date of the Third Closing, (i) all of the Notes issuable pursuant to this Agreement are designated and treated as “Senior Debt” pursuant to the terms of the Existing Indebtedness and the Security Agreement (as defined in the Existing Indebtedness), and (ii) all of the holders of the Notes issuable pursuant to this Agreement are designated and treated as a “Senior Lender” pursuant to the terms of the Existing Indebtedness (as defined in the Existing Indebtedness).

(xiii)        General. The Company and the Subsidiary Guarantors shall have delivered to such Exercising Third Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Exercising Third Closing Investor or its counsel may reasonably request.

(b)             Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Third Closing Notes to an Exercising Third Closing Investor at the Third Closing is subject to the satisfaction or waiver by the Company, at or before the Third Closing, of each of the following conditions:

(i)               Representations and Warranties. The representations and warranties of such Exercising Third Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Third Closing Date with the same effect as though made on and as of the Third Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)             Performance. Such Exercising Third Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Third Closing.

(iii)           Deliverables. Such Exercising Third Closing Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. Such Exercising Third Closing Investor shall have delivered to the Company those items required by Section 2.3(c).

Article VI
INDEMNIFICATION

6.1             Indemnification.

(a)              To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Collateral Agent and each Investor and each of their respective directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives of such controlling Persons (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened in writing (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any breach of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”), or (v) any Proceeding instituted against such Indemnified Person in any capacity by any stockholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents. Subject to Section 6.1(c), the Company shall reimburse the Indemnified Persons for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of, or inclusion in, any Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Investor to the extent such Claim is based on a failure of such Investor to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was made available by the Company; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors.

(b)             In connection with any Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1(a), the Company, each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or

Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of, or inclusion in, (x) a Registration Statement or any such amendment thereof or supplement thereto or (y) any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC); and, subject to Section 6.1(c) and the below provisos in this Section 6.1(b), such Investor will reimburse an Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6.1(b) and the agreement with respect to contribution contained in Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided, further, that such Investor shall be liable under this Section 6.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors.

(c)              Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6.1, deliver to the applicable indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)             No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)              The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

6.2             Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6.1 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6.1; (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to a Registration Statement. Notwithstanding the provisions of this Section 6.2, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6.1(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

Article VII
REGISTRATION RIGHTS; PARTICIPATION RIGHTS

7.1             Demand Registration Statement.

(a)              If, at any time after the earlier of the date that (A) is the twenty-four (24)-month anniversary of the Closing Date and (B) (i) with respect to PTC, the Board does not contain an individual designated by PTC, or (ii) with respect to Petrichor, Petrichor is not entitled to appoint an Observer pursuant to the terms of the Board Observer Agreement, such Board Observer Agreement has been terminated by the Company or Petrichor, or Petrichor shall otherwise cease to appoint an Observer

(provided, however, that Petrichor shall not be entitled to demand registration rights under this Section 7.1 until the date which is nine (9) months following the First Closing Date in the event that the Board Observer Agreement is terminated by Petrichor, or Petrichor otherwise ceases to appoint an Observer), there is not an effective Registration Statement covering the resale of all of the Registrable Securities, any Investor may provide a notice (the “Demand Notice”) to the Company requesting that the Company file a Registration Statement with respect to all or a portion of the Registrable Securities held by such Investor as specified in such notice (a “Demand Registration Statement”). Within five (5) Trading Days of the Company’s receipt of a Demand Notice from any Investor, the Company shall deliver written notice to each of the other Holders of its receipt of such Demand Notice (a “Demand Receipt Notice”), which Demand Receipt Notice shall inform each such Holder of its rights to include its Registrable Securities in the applicable Demand Registration Statement. Any Holder shall have the right to include all or any portion of such Investor’s Registrable Securities in such Demand Registration Statement by delivering the Company written notice of such election (an “Election Notice”) within ten (10) Trading Days following such Holder’s receipt of the applicable Demand Receipt Notice. Following the Company’s receipt of a Demand Notice from an Investor, the Company shall use its best efforts to expeditiously effect the registration of all of the Registrable Securities of such Investor and each of the other Holders requested to be included therein in the Demand Notice and all Election Notices for an offering to be made on a delayed or continuous basis pursuant to Rule 415 by the Filing Date. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be, at the election of the Investor that shall have delivered the applicable Demand Notice, on Form S-1 or another appropriate form for such purpose) and shall contain a plan of distribution description and selling stockholder information description as mutually agreed by the Company and the Holders that shall have elected to include their Registrable Securities in such registration; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. If the Company is a “well known seasoned issuer” (as defined in Rule 405) as of the date the Registration Statement is filed with the SEC, such Registration Statement shall be an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act). Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall notify the Holders via facsimile or by e-mail of the effectiveness of a Demand Registration Statement by 9:00 a.m. (New York time) on the Trading Day immediately following the effective date of such Registration Statement. The Company shall, by 9:30 a.m. (New York time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424. Failure to so notify the Holders within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 7.1(h). Each Investor shall be entitled to deliver Demand Notices hereunder with respect to an unlimited number of Demand Registration Statements until such time as such Investor beneficially owns less than a Registrable Amount.

(b)             Notwithstanding the registration obligations set forth in Section 7.1(a), if the staff of the SEC informs the Company that all of the Registrable Securities requested to be included in a Demand Registration Statement cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform each of the

Holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the staff of the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 7.2; provided, however, that prior to filing such amendment, the Company shall use diligent efforts to advocate with the staff of the SEC for the registration of all of the Registrable Securities in accordance with SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)              The Company shall not include in any Demand Registration Statement any securities which are not Registrable Securities without the prior written consent of each of the Investors.

(d)             Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 7.1(h), if the staff of the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the staff of the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and (ii) second, the Company shall reduce the Registrable Securities by removing such portion of the Registrable Securities and/or agreeing to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (it being acknowledged that, in the event that the SEC requires a general cutback in the number of Registrable Securities included thereunder, such cutback shall be implemented among the Holders on a pro rata basis based upon the number of Registrable Securities each such Holder requested to include therein). In the event of a cutback hereunder, the Company shall give the applicable Holders at least five (5) Trading Days prior written notice along with the calculations as to such Holders’ allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the SEC, as promptly as allowed by the staff of the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended.

(e)              The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 promulgated by the SEC pursuant to the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any Registration Statement required pursuant to this Section 7.1.

(f)              If Form S-3 is not available for the registration of the resale of all Registrable Securities hereunder, the Company shall (i) register the resale of all Registrable Securities on another appropriate form and (ii) undertake to register all Registrable Securities on Form S-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all Registrable Securities has been declared effective by the SEC.

(g)             Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or an Affiliate of any Holder as any “underwriter” without the prior written consent of such Holder.

(h)             If: (i) a Registration Statement subject to Section 7.1(a) is not filed on or prior to the applicable Filing Date (if the Company files the Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 7.3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date of the Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any twelve (12)-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of two percent (2.0%) multiplied by the aggregate initial principal amount of all Notes purchased by such Holder hereunder. If the Company fails to pay any partial liquidated damages pursuant to this Section 7.1(h) in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per year (or such lesser maximum amount that is permitted to be paid by applicable law) to the applicable Holders, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything to the contrary contained herein, any partial liquidated damages under this Section 7.1(h) shall cease to accrue on the six (6)-month anniversary or such later date as of which all Registrable Securities may be transferred without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144; and provided, further, that partial liquidated damages under this Section 7.1(h) shall only be calculated based on the amount of Registrable Securities not otherwise included in an effective Registration Statement as of any applicable Event Date and any applicable monthly anniversary thereafter. The Company hereby acknowledges and agrees that the provisions of the immediately preceding sentence shall not limit any liquidated damages provisions contained elsewhere in this Agreement or in any other Transaction Document.

7.2             Piggy-Back Registrations. If, at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company determines to prepare and file with the SEC a registration statement relating to the sale of securities of the Company or proposes or is required to effect an underwritten or registered offering of equity securities, in each case for its own account or the account of others, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement or in such offering, as the case may be, all of the Registrable Securities of such Holder that such Holder requests to be registered or included in such offering; provided, however, that the Company shall not be required to register or include in such offering any Registrable Securities pursuant to this Section 7.2 that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Holder.

7.3             Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)              Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which any Holder shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports). Each Holder agrees to furnish to the Company a completed questionnaire in a form mutually agreed by the Company and the Holder on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section 7.3(a).

(b)             (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the staff of the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the staff of the SEC relating to a Registration Statement; provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries, and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)              Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such

Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(d)             Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)              Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)              Furnish to the selling Holders such number of copies of a prospectus, including a preliminary Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities.

(g)             Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 7.3(c).

(h)             Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)               In connection with a Demand Registration Statement, enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by the Investor that shall have delivered the applicable Demand Notice in respect thereof in order to expedite or facilitate the disposition of such Registrable Securities in such Demand Registration Statement, including preparing for and participating in a road show and all such other customary selling efforts as the underwriters, if any, reasonably request in order to expedite or facilitate such disposition.

(j)               In connection with a Demand Registration Statement, (i) make available for inspection by the Holders’ representatives, any underwriter participating in any disposition of such Registrable Securities, and any attorney for the Holders or such underwriter and any accountant or other agent retained by the Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and its Subsidiaries and the related Registration Statement and prospectus, and cause the representatives of the Company and its Subsidiaries to be made available to the Holders and their representatives for such diligence and supply all information reasonably requested by them; provided, however, that (x) records and information obtained hereunder will be used by such Person only to conduct such due diligence and (y) records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Person unless (A) the disclosure of such records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related Prospectus, (B) the release of such records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) necessary for defense in a legal action and (ii) as soon as practicable shall amend or supplement the Registration Statement and the related Prospectus as necessary and provide the Holders’ representatives and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related Prospectus.

(k)             In connection with a Demand Registration Statement, use its commercially reasonable efforts to obtain and deliver to any underwriter and the Holders a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters or as such underwriter and the Investor may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five (5) Business Days prior to the date of such letter.

(l)               In connection with a Demand Registration Statement, use its commercially reasonable efforts to obtain and deliver to any underwriter and the Holders a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such underwriter and the Holders may reasonably request.

(m)            In connection with a Demand Registration Statement, enter into a written agreement with any underwriter selected by the Holders in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other law, the Company will not require any Holder to make any representation, warranty or agreement in such agreement other than with respect to such Holder, the ownership of such Holder’s securities being registered and such Holder’s intended method of disposition).

(n)             If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(o)             Upon the occurrence of any event contemplated by Section 7.3(c), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 7.3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 7.3(o) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 7.1(h), for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any twelve (12)-month period.

(p)             Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(q)             Use its commercially reasonable efforts to cause all such Registrable Securities covered by a Registration Statement to be listed on a Trading Market on which similar securities issued by the Company are then listed.

(r)              Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(s)              The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and,

if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

7.4             Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or “blue sky” laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder (including any underwriting discounts or commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities) or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

7.5             Miscellaneous.

(a)              No Piggy-back by other Persons. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements.

(b)             Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 7.3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 7.1(h).

7.6             Participation in Future Financing.

(a)              At any time prior to the later of (i) the date that is the twenty-four (24)-month anniversary of the Closing Date, and (ii) the date as of which an Investor beneficially owns less than 500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof), upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of such instruments (a “Subsequent Financing”), such Investor shall have the right to participate in the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing, in an amount of the Subsequent Financing equal to up to the Participation Maximum. The “Participation Maximum” shall mean the greater of (x) such portion of the Subsequent Financing that is equal to the number of shares of Common Stock deemed to be beneficially owned by such Investor immediately prior to the closing of the Subsequent Financing (based upon documentation or written representation reasonably satisfactory to the Company), divided by the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion or exercise of outstanding Common Stock Equivalents deemed to be beneficially owned by the Investor and included in the numerator) immediately prior to the closing of the Subsequent Financing or (y) 10.5% of the Subsequent Financing, in the case of PTC, and 5.0% of the Subsequent Financing, in the case of the other Investors. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)             In the event an Investor desires to participate in such Subsequent Financing, such Investor must provide written notice to the Company by not later than 5:30 p.m. (New York time) on the third (3rd) Trading Day after the Company has delivered the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from such Investor as of such third (3rd) Trading Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

(c)              If by 5:30 p.m. (New York time) on the third (3rd) Trading Day after the Company has delivered the Pre-Notice, notifications by the Investor of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice; provided, that for the avoidance of doubt, the Investor shall not be entitled, without the consent of the Company, to participate in a Subsequent Financing in an amount more than the Participation Maximum.

(d)             The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 7.6, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(e)              The Company and the Investors agree that if an Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Investor shall be required to agree to any restrictions on trading as to any of the Notes Shares issuable hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor.

(f)              Notwithstanding anything to the contrary in this Section 7.6 and unless otherwise agreed to by the Investors, the Company shall either confirm in writing to such Investors that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investors will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by an Investor, such transaction shall be deemed to have been abandoned and such Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g)             Notwithstanding the foregoing, this Section 7.6 shall not apply in respect of an Exempt Issuance.

Article VIII
COLLATERAL AGENT

8.1             Appointment. Each of the Investors hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf, including execution of the other Transaction Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto.

8.1             Duties. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (as defined in the Notes) has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise in writing as directed by the Required Holders (as defined in the Notes), and (c) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the entity serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or an Investor, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Transaction Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in any Transaction Document. The entity serving as the Collateral Agent may generally engage in any kind of business with the Company or any Subsidiary of the Company or other Affiliate thereof as if it were not the Collateral Agent hereunder. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.3             Sub-Agents. The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent.

8.5             Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Investors and the Company. Upon any such resignation, the Required Holders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

8.7             on-Reliance. Each Investor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Investor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or related agreement or any document furnished hereunder or thereunder.

Article IX
MISCELLANEOUS

9.1             Termination.

(a)              Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing:

(i)               by the mutual written consent of the Company and the Required Holders; and

(ii)             by the Company or any Investor, upon written notice to the other parties hereto, if the transactions contemplated hereby have not been consummated on or prior to February 29, 2020 or such later date, if any, as the Company and the Required Holders agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this

Section 9.1(a)(ii) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the transactions contemplated hereby to be consummated by such date;

(b)             In the event of a termination of this Agreement in accordance with Section 9.1(a), this Agreement shall become void and there shall be no liability on the part of any party hereto except that the provisions of this Article IX shall survive such termination and nothing herein shall relieve any party from liability for any willful breach of any provision of this Agreement.

9.2             Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company shall pay or otherwise reimburse the Collateral Agent and the Investors for all reasonable and documented fees and expenses incurred by or on behalf of the Collateral Agent and the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the matters contemplated herein and therein, including, without limitation, the reasonable and documented fees and expenses of counsel to the Collateral Agent and the Investors; provided, that the aggregate maximum amount of fees and expenses that the Company shall be required to reimburse the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents entered into in connection with the First Closing shall not exceed $150,000 unless otherwise mutually agreed upon between the Company and the Investors; provided, that the Investors shall notify the Company in writing at such time that such fees and expenses exceed $75,000.

9.3             Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

9.4             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by email and by deposit with a nationally recognized courier service and shall be deemed given and effective on the earliest of (a) the Trading Date such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given, if such notice or communication is delivered at the address specified in this Section 9.4 prior to 6:30 p.m. (New York time) on a Trading Day, or (b) the next Trading Day after the date of delivery, if such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given at the address specified in this Section 9.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York time) on any Trading Day. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by any such Person.

9.5             Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Collateral Agent and the Required Holders; provided, that, notwithstanding the foregoing, (i) the provisions of Sections 2.1(b), 2.3 and 5.2(b) may only be waived or amended in a written instrument signed by the Company and each of the Second Closing Investors, (ii) the provisions of Sections 2.1(c), 2.4 and 5.2(c) may only be waived or amended in a written instrument signed by the Company and each of the Third Closing Investors, (iii) the provisions of Sections 4.8 and 4.9 may only be waived or amended in a written instrument signed by the Company and Petrichor, and (iv) the provisions of Section 4.10 may only be waived or amended in a written instrument signed by the Company, each Second Closing Investor and each Third Closing Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.6             Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.7             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors; provided, however this Agreement shall be assigned to any corporation or association into which the Company may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company shall be a party without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities; provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.8             No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.9             Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Company and Investors hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware for the adjudication of any dispute brought by the Company or any Investor hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding brought by the Company or any Investor, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Investors hereby waive all rights to a trial by jury.

9.10          Survival. Unless this Agreement is terminated under Section 9.1(a), the representations and warranties, agreements and covenants contained herein shall survive indefinitely and shall not be merged in the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

9.11          Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.12          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.13          Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

9.14          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Collateral Agent, the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.15          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, then the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities, but without any requirement to post a bond (unless required by the Transfer Agent, in which case the cost of such bond shall be paid by the Company).

9.16          Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: MRI INTERVENTIONS, INC.
By /s/ Joseph M. Burnett
Name: Joseph M. Burnett
Title: Chief Executive Officer
Address for Notice:

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

Attn: Hal Hurwitz

Email: hhurwitz@mriinterventions.com

With a copy to, which shall not constitute notice:

Bass, Berry & Sims PLC

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103-3672

Attn: Richard Mattern

Email: rmattern@bassberry.com

Signature Page to Securities Purchase Agreement

COLLATERAL AGENT: Petrichor Opportunities Fund I LP
BY PETRICHOR OPPORTUNITIES FUND I GP LLC By /s/ Tadd Wessel
Name: Tadd Wessel
Title: Managing Member
Address for Notice:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email: bowent@gtlaw.com

Signature Page to Securities Purchase Agreement

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Purchase Agreement, dated as of January 11, 2020 (the “Purchase Agreement”), by and among MRI Interventions, Inc., a Delaware corporation, the Investors (as defined therein), and the Collateral Agent (as defined therein), as to the principal amount of the Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR: PTC Therapeutics, inc.

By: /s/ Emily Hill
Name: Emily Hill
Title: Chief Financial Officer
Address: 100 Corporate Court South Plainfield, NJ 07080 Telephone No.: 908-912-9327 Facsimile No.: Email Address: ehill@ptcbio.com

Address for notices:

c/o: Mark Boulding, EVP & CLO

Address: 100 Corporate Court

South Plainfield, NJ 07080

Telephone No.: 908-912-9103

Email Address: mboulding@ptcbio.com; legal@ptcbio.com

With a copy to:

Brian A Johnson

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Brian@Johnson@wilmerhale.com

Delivery Instructions (if different than above):

c/o: ________________________________

Address: ____________________________

___________________________________

Telephone No.: _______________________

Facsimile No. : ________________________

Other Special Instructions: ________________

Signature Page to Securities Purchase Agreement

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Purchase Agreement, dated as of January 11, 2020 (the “Purchase Agreement”), by and among MRI Interventions, Inc., a Delaware corporation, the Investors (as defined therein), and the Collateral Agent (as defined therein), as to the principal amount of the Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR: Petrichor Opportunities Fund I LP
BY PETRICHOR OPPORTUNITIES FUND I GP LLC
By: /s/ Tadd Wessel
Name: Tadd Wessel
Title: Managing Member
Address for Notice:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email: bowent@gtlaw.com

Delivery Instructions (if different than above):

c/o: ________________________________

Address: ____________________________

___________________________________

Telephone No.: _______________________

Facsimile No. : ________________________

Other Special Instructions: ________________

Signature Page to Securities Purchase Agreement

ANNEX a

SCHEDULE OF INVESTORS

I.       FIRST CLOSING INVESTORS

Name and Address of Investor	Principal Amount of First Closing Note	Aggregate First Closing Purchase Price
PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, NJ 07080	$10,000,000	$10,000,000
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$7,500,000	$7,500,000
TOTAL:	$17,500,000	$17,500,000

II.       SECOND CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Second Closing Note	Aggregate Second Closing Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$5,000,000	$5,000,000
TOTAL:	$5,000,000	$5,000,000

III.       THIRD CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Third Closing Note	Aggregate Third Closing Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$10,000,000	$10,000,000
TOTAL:	$10,000,000	$10,000,000

Annex A